Exhibit 5.2

(TORYS LOGO)

1114 Avenue of the Americas

New York, New York 10036, USA

TEL 212.880.6000

FAX 212.682.0200

www.torys.com

March 22, 2016

Thomson Reuters Corporation

3 Times Square

New York, New York 10036

Dear Ladies and Gentlemen:

RE: THOMSON REUTERS CORPORATION REGISTRATION STATEMENT ON FORM F-10

We hereby consent to the references to our firm name in the prospectus filed as part of the Registration Statement on Form F-10 by Thomson Reuters Corporation. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Sincerely,

/s/ Torys LLP